Exhibit 4.4

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”) is made as of March 15, 2012, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as notes collateral agent pursuant to the Indenture (as herein defined) for itself and the other Secured Parties ( as defined below)) (together with its successors and assigns in such capacity, the “Collateral Agent”); NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (together with its successors and permitted assigns, the “Issuer”); and ASTI TRANSPORTATION SYSTEMS, INC., a Delaware corporation and a wholly-owned subsidiary of the Issuer (“ASTI”), EII TRANSPORT INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Issuer (“EII”), GATEWAY TRADE CENTER INC., a New York corporation and a wholly-owned subsidiary of the Issuer (“Gateway”), PRECISION SOLAR CONTROLS INC., a Texas corporation and a wholly-owned subsidiary of the Issuer (“Precision”), PROTECTION SERVICES INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Issuer (“PSI”), SCI PRODUCTS INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Issuer (“SCI”), WORK AREA PROTECTION CORP., an Illinois corporation and a wholly-owned subsidiary of the Issuer (“Work Area,” collectively with ASTI, EII, Gateway, Precision, PSI, SCI, and any other Person that becomes a party to this Agreement pursuant to Section 4(1), together with their successors and permitted assigns, collectively and jointly and severally, the “Subsidiary Guarantors”, and together with the Issuer, collectively and jointly and severally, the “Grantors”).

Background

The Collateral Agent, the Issuer and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as trustee (“Trustee”) under the Indenture (as defined below) entered into that certain Indenture dated as of the date hereof (as the same may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer is issuing $265,000,000 aggregate principal of 13% Senior Secured Notes due 2018 (together with any Exchange Notes issued in exchange for such initial notes and any Additional Notes issued from time to time under the Indenture (including any PIK Notes, as defined therein), the “Notes”).

Each Subsidiary Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Secured Obligations.

One of the conditions to the issuance of the Notes is that payment shall be secured by, among other things, a security interest in favor of the Collateral Agent and the other Secured Parties in the Collateral (as defined below). The Grantors will each receive substantial benefits from the issuance of the Notes and each is, therefore, willing to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Collateral Agent as follows:

1.                                       DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture. The following terms, as used herein, shall have the following meanings:

“ABL Credit Agreement” shall mean that certain credit agreement, dated as of March 15, 2012 among the Issuer as borrower, the lenders party thereto and Manufacturers and Traders Trust Company, as administrative agent, as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“ABL Exclusive Real Property” shall have the meaning assigned to such term in the Intercreditor Agreement.

“ABL First Lien Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“ABL Total First Lien Collateral” shall mean a collective reference to the ABL Exclusive Real Property and the ABL First Lien Collateral.

“Accession” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include Goods which are physically united with other Goods in such a manner that the identity of the original Goods is not lost.

“Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation.

“Additional Grantor” shall have the meaning ascribed to such term in Section 4(1).

“As—Extracted Collateral” shall be used herein as defined in the Uniform Commercial Code.

“Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

“Collateral” shall have the meaning ascribed to such term in Section 2.

“Commercial Tort Claims” shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 12 to the Perfection Certificate, as such Schedule may be supplemented pursuant to the terms hereof.

“Commodity Account” shall be used herein as defined in the Uniform Commercial Code.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the Uniform Commercial Code, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the Uniform Commercial Code, and (iii) in the case of any commodity contract, “control,” as such term is defined in Section 9-106 of the Uniform Commercial Code.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Copyrights” shall mean all copyrights, copyright applications, copyright registrations and like protections for works of authorship and derivative works thereof, whether arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office and whether or not the same also constitutes trade secrets, now or hereafter existing, created, acquired or held under the laws of the United States, any other country or any political subdivision thereof, and all rights to obtain any reissues, renewals or extensions of the foregoing together with all causes of action arising prior to or after the date hereof for infringement, misappropriation, or violation of the foregoing.

“Deposit Account” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

“Deposit Account Control Agreement” shall mean an agreement establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Document” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Electronic Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include machinery, equipment, fixtures, furniture, vehicles, furnishings and tools (including, without limitation, special mobile equipment, dozers, graters, scrapers, forklifts, loaders, drilling rigs, scales, railcars, screens, hoppers, conveyors, generators, trailers, dollies, crushing, grinding and sizing plants, kilns, baggers and all other machinery, equipment and fixtures used or useful in quarrying, transporting, burning and processing limestone and related products for sale), and all accessories and parts now or hereafter affixed thereto, as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

“Excluded Assets” shall mean, subject to Sections 4.12 and 4.18(d) of the Indenture,

(a)                                  in the case of any property or assets that would constitute Noteholder Total First Lien Collateral, the following:

(i)any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law);

(ii)any right, title or interest in any permit, license, contract or agreement held by the Issuer or any Subsidiary Guarantor or to which the Issuer or any Subsidiary Guarantor is a party or any of its right, title or interest thereunder, in each case only to the extent and for so long as the terms of such permit, license, contract or agreement validly prohibit the creation by the Issuer or a Subsidiary Guarantor, as applicable, of a security interest in such permit, license, contract or agreement in favor of the Collateral Agent (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code) or principles of equity);

(iii)Capital Interests of a Person that constitutes a Subsidiary (other than a Restricted Subsidiary or a wholly-owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Capital Interests of such Person that is binding on or relating to such Capital Interests but solely to the extent and for so long as such contractual obligation exists;

(iv)any property (and proceeds thereof) of the Issuer or any Subsidiary Guarantor that is subject to a Lien securing Purchase Money Debt or a Capital Lease Obligation, in each case permitted under the definition of Permitted Liens under the Indenture, to the extent the documents relating to such Lien securing such Purchase Money Debt or Capital Lease Obligation would not permit such property (and proceeds thereof) to be subject to the Liens created under the Security Documents (provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, such property shall cease to be an “Excluded Asset”);

(v)Capital Interests of Subsidiaries that are not Subsidiary Guarantors and more than 65% of the voting Capital Interests of any Person that constitutes a Foreign Subsidiary;

(vi)property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary;

(vii)                           any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office; provided that upon such filing and acceptance, such intent-to-use applications shall cease to be “Excluded Assets”;

(viii)                        any Excluded Bank Accounts;

(ix)any vehicles and any other assets, in each case subject to certificates of title;

(x)Rolling Stock;

(xi)subject to the final two paragraphs of Section 2, if, and so long as, Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Interests or intercompany note secures the Notes or Note Guarantees, the Capital Interests or intercompany note of such Subsidiary (“Excluded Rule 3-16 Stock”);

(xii)                             property and assets that are released from the Noteholder Total First Lien Collateral pursuant to the terms of the Intercreditor Agreement, the Indenture and the Security Documents but only for so long as the circumstances that gave rise to such release remain in effect and applicable with respect to such property or assets;

(xiii)                          Excluded Joint Venture Interests;

(xiv)                         Excluded Key-Man Policies;

(xv)                            Restricted Assets; and

(xvi)                         proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (xv), unless such proceeds or products would otherwise constitute Noteholder Total First Lien Collateral; and

(b)                                 in the case of any property or assets that would constitute ABL Total First Lien Collateral, the following:

(i)any Excluded Bank Accounts;

(ii)property and assets that are released from the ABL Total First Lien Collateral pursuant to the terms of the Intercreditor Agreement, the Indenture and the Security Documents but only for so long as the circumstances that gave rise to such release remain in effect and applicable with respect to such property or assets;

(iii)with respect to any General Intangible that may otherwise be included in ABL Total First Lien Collateral, such General Intangible but only to the extent and for so long as the grant of a security interest in such General Intangible is prohibited by any applicable Law or requires a consent not obtained of any Governmental Authority pursuant to applicable Law (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable Law); and

(iv)proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (iii), unless such proceeds or products would otherwise constitute ABL Total First Lien Collateral.

“Excluded Bank Accounts” shall mean (a) solely with respect to the ABL Total First Lien Collateral, the Asset Sale Proceeds Account, (b) any bank accounts established by the Issuer and its Subsidiaries used exclusively for payroll, payroll taxes or employee benefits, escrow, insurance, or fiduciary purposes, (c) the Permitted Cash Collateral Accounts, and (d) such other accounts as individually do not have average monthly balances in excess of $100,000 or in the aggregate do not have average monthly balances in excess of $500,000, or (e) any other account (other than the Asset Sale Proceeds Account and any Deposit Account that constitutes identifiable proceeds of any Noteholder First Lien Collateral) that is excluded from the collateral securing the ABL Credit Agreement from time to time.

“Excluded Joint Venture Interests” shall mean the equity interest owned by the Issuer or a Subsidiary Guarantor in a Permitted Joint Venture if and to the extent that such joint venture shall have entered into a credit facility with a Joint Venture Lender to obtain, on a non-recourse basis with respect to the Issuer or such Subsidiary Guarantor, financing with respect to the operations of such joint venture, and as a condition to such financing, the Joint Venture Lender (a) requires the owners of the equity interests of such joint venture to pledge (on a non-recourse basis with respect to the Issuer or such Subsidiary Guarantor, including one that is such an equity owner) such equity interests to the Joint Venture Lender to secure the joint venture’s obligations to it, and (b) prohibits any other Liens on such equity interests.

“Excluded Key-Man Policies” shall mean the cash surrender value on proceeds of any key-man life insurance policies on the lives of the shareholders of the Issuer party to the Stock Restriction and Management Agreement dated as of March 1, 1990 among the Issuer and such shareholders, if, and to the extent, that such agreement prohibits any other Liens on such policies.

“Farm Products” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, crops or livestock or supplies used or produced in farming operations or products of crops or livestock in their unmanufactured state.

“Fixtures” shall be used herein as defined in the Uniform Commercial Code.

“Foreign Subsidiary” shall mean, with respect to any Person, any Restricted Subsidiary of such Person that is not a Domestic Subsidiary and any Restricted Subsidiary of such Foreign Subsidiary.

“General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims, money, and oil, gas or other minerals before extraction, and shall include, without limitation, Payment Intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, Intellectual Property, goodwill, plans, Software (to the extent it does not constitute Goods), Water Rights and other rights in personal property.

“Goods” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all Software imbedded in goods and any supporting information provided in connection with the transaction relating to the program, all standing timber that is to be cut and removed under a conveyance or contract for sale, and all other things that are movable.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indemnitees” means the Trustee, Collateral Agent, Holders, any other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, advisors, and other representatives.

“Instruments” shall be used herein as defined in Article 9, rather than Article 3, of the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” shall mean the following owned by or licensed to any Grantor: (a) Patents and patent applications, (b) Copyrights, including copyrights in Software, (c) Trademarks, service marks, trade names, brand names, trade dress, corporate names, fictitious names, slogans, domain names, designs, and indicators of source or goodwill, together with all of the goodwill associated therewith, (d) trade secrets, inventions (whether patented or not), technology, know-how, data, databases and other confidential or proprietary information, (e) all issuances, registrations and applications of the foregoing, together with all provisionals, divisions, continuations, continuations-in-part, re-examinations, reissues, extensions, supplemental protections, and renewals thereof, (f) all rights therein throughout the world, (g) all Proceeds therefrom and (h) all rights to sue for, and to obtain damages and equitable relief for, past, present and future infringement, misappropriation, dilution or violation thereof.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall mean that certain intercreditor agreement, dated as of March 15, 2012 among the Issuer, Wells Fargo Bank, National Association, as Trustee and Collateral Agent and Manufacturers and Traders Trust Company, as ABL Agent, as it may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor’s business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

“Investment Property” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all Security Entitlements, all Securities Accounts, all commodity contracts and all Commodity Accounts.

“Joint Venture Lender” shall mean a bank or other financial institution that provides financing to a Permitted Joint Venture (on a non-recourse basis with respect to the Issuer or a Subsidiary Guarantor) with respect to the operations of such joint venture and that, in connection with such financing, requires a pledge of equity of the Permitted Joint Venture to secure the Permitted Joint Venture’s obligations to it.

“Landlord/Warehousemen Agreement” shall have the meaning assigned to that term in the ABL Credit Agreement.

“Law” shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Letter-of-Credit Right” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Mortgaged Premises” shall have the meaning assigned to the term “Premises” as such term is defined in the Mortgages.

“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.

“Noteholder Exclusive Real Property” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Noteholder First Lien Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Noteholder Total First Lien Collateral” shall mean a collective reference to the Noteholder Exclusive Real Property and the Noteholder First Lien Collateral.

“Notes Documents” shall mean the Notes, the Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit B hereto.

“Patents” shall mean all United States and international patents, patent rights and patent applications (including but not limited to divisions, continuations, continuations-in-part, and reexaminations) and any renewals, extensions, reissues or improvements thereof, whether in the United States, any other country or any political subdivision thereof, and together with any other rights, priorities and privileges relating to inventions, formulae, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all rights to obtain any reissues, renewals or extensions of the foregoing together with all licenses for any of the foregoing and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing.

“Payment Intangible” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment under which the account debtor’s principal obligation is a monetary obligation.

“Perfection Certificate” shall mean that certain perfection certificate dated March 15, 2012 executed and delivered by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other perfection certificate executed and delivered by the applicable Subsidiary Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Additional Grantor Joinder executed in accordance with Section 4(1) hereof, in each case, as the same may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time in accordance with the Indenture or upon the request of the Collateral Agent.

“Permitted Cash Collateral Accounts” shall mean one or more cash collateral accounts in an aggregate amount for all such accounts not to exceed at any time $1,000,000.

“Permitted Joint Ventures” shall mean joint ventures consistent with past practice where (i) the aggregate amount of all Investments made in any single joint venture shall not exceed $5.0 million; and (ii) the outstanding amount of Investments in all joint ventures shall not exceed $10.0 million in the aggregate at any one time.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5 hereof.

“Pledged Securities” shall mean, collectively, (a) all issued and outstanding Capital Interests of each Subsidiary Guarantor set forth on Schedule 9(a) to the Perfection Certificate as being owned by a Grantor and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such Subsidiary Guarantor acquired by the Issuer or any other Grantor (including by issuance), together with all rights, privileges, authority and powers of the Issuer or any other Grantor relating to such Capital Interests in each such Subsidiary Guarantor or under any Organizational Document of each such Subsidiary Guarantor, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of the Issuer or any other Grantor in the entries on the books of any financial intermediary pertaining to such Capital Interests, (b) all Capital Interests of any Restricted Subsidiary (other than Rock Solid Insurance) hereafter acquired by the Issuer (including by issuance) (including any other Restricted Subsidiary required to become a Subsidiary Guarantor pursuant to the Indenture) and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such issuer acquired by the Issuer or any other Grantor (including by issuance), together with all rights, privileges, authority and powers of the Issuer or any other Grantor relating to such Capital Interests or under any Organizational Document of any such Restricted Subsidiary, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of the Issuer or any other Grantor in the entries on the books of any financial intermediary pertaining to such Capital Interests, from time to time acquired by the Issuer or any other Grantor in any manner, and (c) all Capital Interests issued in respect of the Capital Interests referred to in clause (a) or (b) upon any consolidation or merger of any issuer of such Capital Interests, in each case with respect to clauses (a) through (c) above, other than any Excluded Assets.

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Collateral Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Collateral Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean all (a) Accounts, (b) Chattel Paper, (c) Payment Intangibles, (d) General Intangibles, (e) Instruments and (f) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the Uniform Commercial Code together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Supporting Obligations related thereto and all records relating thereto.

“Secured Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable by the Issuer or any Subsidiary Guarantor to the Secured Parties under any of the Indenture, the Notes (including any Additional Notes) and the Security Documents.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee and the Holders.

“Securities Account” shall be used herein as defined in the Uniform Commercial Code.

“Securities Account Control Agreement” shall mean an agreement establishing the Collateral Agent’s Control with respect to any Securities Account.

“Security Entitlement” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, the rights and property interest of an entitlement holder with respect to a financial asset specified in Part 5 of Article 8 of the Uniform Commercial Code.

“Software” shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

“Supporting Obligations” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

“Tangible Chattel Paper” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit C hereto.

“Trademarks” shall mean all registered and unregistered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, designs, domain names and other source or business identifiers, together with pending applications and/or registrations therefor, all registrations and recordings thereof, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, all rights to obtain any reissues, renewals or extensions of the foregoing, all common law rights related thereto, the goodwill associated therewith, all licenses for any of the foregoing, and all causes of action arising prior to or after the date hereof for infringement, dilution, misappropriation, violation and unfair competition of or regarding the same.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

“Water Rights” shall have the meaning assigned to such term in the Mortgages.

2.                                       GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, hypothecates, delivers and assigns to the Collateral Agent, for the benefit of the Secured Parties, and creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a security interest in and to, all of such Grantor’s right, title and interest in and to all personal property and fixtures of such Grantor or in which such Grantor has any rights including, without limitation, in the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”):

(a)                                  All Goods, including, without limitation, all Equipment, Inventory, Fixtures, As-Extracted Collateral and Farm Products, and all Accessions, additions, replacements, attachments, accretions, components and substitutes to or for any Goods;

(b)                                 All Accounts;

(c)                                  All General Intangibles, including, without limitation, the Patents and patent applications listed on Schedule 11(a) to the Perfection Certificate, the U.S. trademark registrations and trademark applications listed on Schedule 11(a) to the Perfection Certificate, the U.S. registered copyrights listed on Schedule 11(b) to the Perfection Certificate and the licenses relating to Intellectual Property listed on Schedules 11(a), 11(b), and 11(c) to the Perfection Certificate;

(d)                                 All Documents, Letter-of-Credit Rights, and Chattel Paper;

(e)                                  All Deposit Accounts and all cash (whether or not deposited in such Deposit Accounts);

(f)                                    All Instruments;

(g)                                 All Investment Property;

(h)                                 All Commercial Tort Claims;

(i)                                     All Supporting Obligations;

(j)                                     All books and records relating to the Collateral; and

(k)                                  All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, the term “Collateral” shall exclude any Excluded Assets.

In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Interests or other securities of such Subsidiary secure the Notes or the Note Guarantees, then the Capital Interests and such other securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes or the Notes Guarantees but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Secured Obligations affected thereby.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Interests and other securities to secure the Notes or the Note Guarantees in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Interests and other securities of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes or the Note Guarantees but only to the extent necessary to not be subject to any such financial statement requirement.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE GRANTORS. Each Grantor represents and warrants, jointly and severally, as follows (which representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Collateral Agent or any of the other Secured Parties):

(a)                                  Status. Each Grantor is duly organized and validly existing as the type of entity and in the state of formation set forth on Schedule 1(a) to the Perfection Certificate. Schedule 1(a) to the Perfection Certificate also sets forth each Grantor’s organizational identification number or, if any Grantor does not have one, states that one does not exist. Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Each Grantor has qualified to do business in each state or jurisdiction where its business or operations so require.

(b)                                 Authority to Execute Agreement; Binding Agreement. Each Grantor has the corporate, partnership, limited liability company or other power to execute, deliver and perform its obligations under this Agreement (including, without limitation, the right and power to give the Collateral Agent a security interest in the Collateral) and has taken all necessary corporate, partnership, limited liability company and other action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by each Grantor. This Agreement constitutes the valid and legally binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(c)                                  Grantors’ Title. Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens.

(d)                                 Taxes and Assessments. All assessments and taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid other than those presently payable without penalty or interest and other than any charge or claim being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which any reserve or other appropriate provision, if any, as shall be required by GAAP has been made therefore and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Issuer or any of the other Grantors, such bond has been filed or indemnity posted.

(e)                                  Location of Collateral. Schedule 2(b) to the Perfection Certificate sets forth all locations where Inventory or Equipment is located as of the Closing Date and Schedule 2(c) to the Perfection Certificate sets forth all locations not listed on Schedules 2(b) or 7(a) to the Perfection Certificate where Collateral (other than Inventory and Equipment) with a fair market value equal to or greater than $1,000,000 is located as of the Closing Date, in each case, excluding Inventory and mobile Equipment in transit and assets under repair at third party locations, and Collateral at locations of construction jobs in progress. Schedule 7(a) to the Perfection Certificate lists all (i) Mortgaged Premises as of the Closing Date, (ii) uses of such Mortgaged Premises and (iii) other information relating thereto required by such Schedule. There exist no mortgages or other Liens on any such Mortgaged Premises except for Permitted Liens. Except as disclosed on Schedule 2(b), 2(c) or 7(b) to the Perfection Certificate, no Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(f)                                    Location of Grantors. The chief executive office of each Grantor and the office where each Grantor keeps its books and records relating to the Chattel Paper, Documents, General Intangibles, Instruments and Investment Property are specified on Schedule 2(a) to the Perfection Certificate.

(g)                                 Instruments and Certificates. All Instruments and all certificates representing Pledged Securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Collateral Agent or to a Person that has agreed to hold such Instruments or certificates on behalf of the Collateral Agent for the purpose of perfecting the Collateral Agent’s security interests therein.

(h)                                 Names Used by Grantors. The exact legal name of each Grantor is the name set forth in the preamble above. No Grantor has had any name other than that stated in the preamble hereto or as set forth on Schedules 1(a), 1(b) and 1(c) to the Perfection Certificate for the preceding five years. No entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 1(c) to the Perfection Certificate.

(i)                                     Perfected Security Interest. This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens, securing payment of the Secured Obligations. Upon the filing of the Uniform Commercial Code financing statements delivered by the Grantors to the Collateral Agent in the offices set forth on Schedule 6 to the Perfection Certificate, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements (limited, as of the Issue Date and until such time as the Grantors are required to deliver additional information related to As-Extracted Collateral filings on real property other than the Mortgaged Property pursuant to Section 4(r) with respect to security interests in As-Extracted Collateral, to As-Extracted Collateral filings on the Mortgaged Property) shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the preceding sentence, the periodic filing of continuation statements with respect to such financing statements, the delivery of the Instruments referred to in paragraph (g) above, the recordation of the Copyright Security Agreement, Patent Security Agreement and the Trademark Security Agreement (collectively, the “Intellectual Property Security Agreements”) with respect to Intellectual Property identified on Schedules 11(a), 11(b) and 11(c) to the Perfection Certificate in the United States Copyright Office and the United States Patent and Trademark Office, as

applicable, and the execution and delivery of Deposit Account Control Agreements satisfying the requirements of Section 9-104(a)(2) of the Uniform Commercial Code with respect to each Deposit Account (other than Excluded Bank Accounts) of the Grantors that is not maintained with the Collateral Agent (each of which Deposit Account Control Agreements shall be entered into and delivered to the Collateral Agent to the extent required by Section 4(e) and/or to the extent control over any such Deposit Account by the ABL Agent is required pursuant to Section 8.27 of the ABL Credit Agreement), no action is necessary to create, perfect or protect such security interest other than, with respect to As-Extracted Collateral, as may be required pursuant to the Section 4(r). Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreements, and the execution and delivery of said Deposit Account Control Agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest created hereunder in the Collateral or (iii) the enforcement of the Collateral Agent’s rights hereunder, in each case other than those which have already been obtained.

(j)                                     Absence of Conflicts with Other Agreements, Etc. Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any material provisions of any other material agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.

(k)                                  Intellectual Property and Licenses. Schedules 11(a) and 11(b) to the Perfection Certificate set forth a true, complete and accurate list of all of the Patents, patent applications, trademark registrations, trademark applications and registered copyrights owned by any of the Grantors as of the date hereof. Schedule 11(c) to the Perfection Certificate sets forth a true, complete and accurate list of all material licenses in favor of any Grantor relating to Intellectual Property as of the date hereof. To the knowledge of the Issuer, all material Intellectual Property of the Grantors are subsisting, valid and enforceable, and have been duly issued by, registered with or are pending application for issuance or registration with the United States Patent and Trademark Office or at the United States Copyright Office, as applicable.

(l)                                     Filings of Record. No Uniform Commercial Code financing statement covering any of the Collateral is on file in any public office, other than any such financing statements (i) filed pursuant to this Agreement; and (ii) filed in respect of (and limited to) Permitted Liens.

4.                                       COVENANTS OF GRANTORS. Each Grantor covenants that:

(a)                                  Filing of Financing Statements and Preservation of Interests. Immediately upon execution hereof, each Grantor shall cause to be duly filed in each office set forth on Schedule 6 to the Perfection Certificate Uniform Commercial Code financing statements and all filings with the United States Copyright Office and the United States Patent and Trademark Office. Each Grantor agrees that at the sole cost and expense of the Grantors, each Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest subject only to Permitted Liens and file all Uniform Commercial Code continuation statements necessary to continue the perfection of the security interest created by this Agreement, it being agreed that the Grantors shall not be required to file Uniform Commercial Code financing statements with respect to As-Extracted Collateral relating to any real property other than Mortgaged Property, ABL Mortgaged Properties (as defined in the Intercreditor Agreement) or to the extent required pursuant to Section 4(r) or pursuant to the ABL Credit Agreement or as otherwise reasonably requested by the Collateral Agent. Without limiting the obligation of the Grantors set forth in the two preceding sentences, and without imposing any obligation on the Collateral Agent, each Grantor hereby authorizes the Collateral Agent, and appoints the Collateral Agent as its attorney-in-fact, to file in such office or offices as the Collateral Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including without limitation an “all assets” filing or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Collateral Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent.

(b)                                 Delivery of Instruments, Etc. At any time and from time to time that any Collateral consists of Instruments, certificated Pledged Securities, Intercompany Notes or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall promptly (but in any event within five days after receipt thereof by such Grantor) deliver the same to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank such that the Collateral Agent has a perfected first priority security interest therein (subject to Permitted Liens). The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities, Instruments or Intercompany Notes, without any indication that such Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities, Instruments or Intercompany Notes for certificates of smaller or larger denominations.

(c)                                  Uncertificated Securities. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Annex C hereto, (ii) if necessary to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the Uniform Commercial Code and (B)

cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 4(b).

(d)                                 Chattel Paper. Each Grantor shall cause all Tangible Chattel Paper constituting Collateral to be promptly (but in any event within five days after receipt thereof by such Grantor) delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such Tangible Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of Electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be “marked” within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).

(e)                                  Investment Property and Deposit Accounts. If there is any Investment Property or Deposit Account included as Collateral, including the Asset Sale Proceeds Account, that can be perfected by Control through an account control agreement and with respect to which the ABL Credit Agreement, the Indenture or this Agreement requires perfection by Control, the applicable Grantor shall use commercially reasonable efforts to cause a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, to be entered into and delivered to the Collateral Agent (i) within sixty (60) days of the Issue Date (subject to any extension of time granted by the ABL Agent with respect to any such Deposit Accounts and Securities Accounts that are not maintained with the ABL Agent) with respect to any such Investment Property or Deposit Accounts included on Schedule 13 to the Perfection Certificate other than any Excluded Bank Account and (ii) as of the date any such Investment Property or Deposit Account (other than any Excluded Bank Account) is established or maintained in all other cases.

(f)                                    Letter-of-Credit Rights. To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall promptly cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Collateral Agent.

(g)                                 Collateral In Possession of Third Parties. To the extent that any Collateral is in the possession of any third party, the applicable Grantor shall notify such third party of the Collateral Agent’s security interest in such Collateral and shall obtain a Landlord/Warehousemen Agreement from such third party that is holding the Collateral for the benefit of the Collateral Agent to the extent required by the ABL Credit Agreement.

(h)                                 Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent in a writing signed by such Grantor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(i)                                     Notice of Changes in Representations. Each Grantor shall promptly notify the Collateral Agent (in the form of an Officers’ Certificate) of any event or condition which reasonably could cause any representations set forth in Section 3 above applicable to such Grantor to fail to be true, correct and complete in any material respect (or in any respect with respect to any representation already qualified as to materiality). Without limiting the generality of the foregoing:

(i)                                     without providing at least thirty (30) days’ prior written notice to the Collateral Agent (in the form of an Officers’ Certificate), no Grantor will change its name in any respect, its principal place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);

(ii)                                  if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Collateral Agent in writing of such organizational identification number; and

(iii)                               without providing at least thirty (30) days’ prior written notice to the Collateral Agent (in the form of an Officers’ Certificate), no Grantor will change its type of organization, jurisdiction of organization or other legal structure.

(j)                                     Inventory. Letter-of-Credit No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor’s business. Without limiting the generality of the foregoing, in the event any Grantor becomes a “debtor in possession” as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Collateral Agent’s written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.

(k)                                  Defense of Collateral Agent’s Rights. Each Grantor warrants and will defend the Collateral Agent’s right, title and security interest in and to the Collateral against the claims of any Person.

(l)                                     Additional Grantors. From and after such time as the negative covenants with respect to the Incurrence of Debt and Liens in the Existing Notes Indenture is no longer in effect, the Issuer shall cause each new Domestic Subsidiary of the Issuer (other than an Unrestricted Subsidiary) that (i) guarantees any Credit Facility of the Issuer or a Subsidiary Guarantor or (ii) Incurs any Debt for borrowed money in excess of $5.0 million within thirty (30) days of the events described in clauses (i) and (ii) above to become a party hereto (an “Additional Grantor”) or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto (an “Additional Grantor Joinder”) and a Perfection Certificate, and comply with the provisions hereof applicable to the Grantors; provided that to the extent that (x) a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Note Guarantee under the Indenture or (y) a Domestic Subsidiary is prohibited by law from guaranteeing the Notes or would experience adverse regulatory consequences as a result of guaranteeing the Notes, then such Domestic Subsidiary shall not be required to guarantee the Notes or enter into a joinder to this Agreement or similar security agreement until such time as it is permitted to do so pursuant to the terms of such Acquired Debt or such legal or regulatory limitations. The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as is reasonably necessary or appropriate in order to create, perfect, preserve or protect the

Liens of the Collateral Agent in the Collateral of such Additional Grantor. Upon delivery of the foregoing to the Collateral Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Security Documents, and all references herein to the “Grantors” shall be deemed to include each Additional Grantor. The execution and delivery of such Additional Grantor Joinder shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(m)                               Intellectual Property. Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property to be duly and timely recorded with the United States Copyright Office or United States Patent and Trademark Office, as applicable, and (iii) give the Collateral Agent notice (in the form of an Officers’ Certificate) whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property (and shall comply with clause (ii) with respect thereto). Each Grantor shall not transfer, abandon, allow to lapse, cancel or otherwise dispose of any material Intellectual Property not otherwise permitted by the Notes Documents.

(n)                                 Power of Attorney. Each Grantor has duly executed and delivered to the Collateral Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex B. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until payment in full in cash of the Secured Obligations (subject to reinstatement thereafter as provided in Section 15(a)). The powers conferred on the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties) under the Power of Attorney are solely to protect the Collateral Agent’s interests (for the benefit of the Collateral Agent and the Secured Parties) in the Collateral and Mortgaged Property and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that (i) notwithstanding anything to the contrary in the Power of Attorney, except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Collateral Agent shall account for any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral or Mortgaged Property pursuant to the Power of Attorney provided that none of the Collateral Agent or any Secured Party shall have any duty as to any Collateral or Mortgaged Property, and the Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF THE COLLATERAL AGENT, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT

JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(o)                                 Grant of Intellectual Property License. In addition to and not in limitation of the powers granted in clause (n) above, each Grantor hereby authorizes the Collateral Agent to make, constitute and appoint any officer or agent of the Collateral Agent as the Collateral Agent may select, in its sole discretion, as such Grantor’s true and lawful attorney-in-fact, with power to (i) endorse such Grantor’s name on all applications, documents, papers and instruments necessary or desirable for the Collateral Agent in the use of the Intellectual Property or (ii) take any other actions with respect to the Intellectual Property as the Collateral Agent deems to be in the best interest of the Collateral Agent, or (iii) grant or issue any exclusive or non-exclusive irrevocable or revocable, royalty-bearing or royalty-free license under the Intellectual Property to anyone, including the Collateral Agent itself, including but not limited to a license or other right to use such Grantor’s labels, General Intangibles, Intellectual Property, Equipment, real estate, advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Inventory or other Collateral, and such Grantor’s rights under all contracts, licenses, approvals, permits, leases and franchise agreements, to the extent assignable, shall inure to the Collateral Agent’s benefit, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to anyone. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Secured Obligations shall have been paid in full in cash and the Indenture and this Agreement have been terminated (and subject to reinstatement thereafter as provided in Section 15(a)). Grantor hereby further acknowledges and agrees that the use by the Collateral Agent of the Intellectual Property shall be worldwide, except as limited by their terms, and without any liability for royalties or related charges from the Collateral Agent to such Grantor. The Collateral Agent agrees that notwithstanding anything to the contrary in this clause (o), it shall not exercise any power or authority granted under this clause (o) unless an Event of Default has occurred and is continuing. NONE OF THE COLLATERAL AGENT, THE OTHER SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(p)                                 Certificates of Title. Upon request of the Collateral Agent, each Grantor shall promptly deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidences of ownership of all Equipment (other than such Equipment that constitutes Excluded Assets) and shall cause the Collateral Agent to be named as lienholder on any such certificates of title or other evidences of ownership. The Grantors shall promptly inform the Collateral Agent of any additions to or deletions from such Equipment and shall not permit any such items to become fixtures to real estate other than real estate described in the Mortgages.

(q)                                 Location of Inventory and Equipment. Each Grantor shall not move any Inventory or Equipment to any location, other than any location that is listed in Schedules 2(a),

2(b), 2(c) or 7(a) to the Perfection Certificate, unless (i) within two (2) Business Days of the movement of Inventory to a location not set forth on the aforementioned schedules to the Perfection Certificate (or such other location as the Grantors have identified to the Collateral Agent pursuant to this clause (q)) other than (x) Inventory of Protection Services, Inc., ASTI Transportation Systems, Inc., Precision Solar Controls, Inc., SCI Products Inc. and Work Area Protection Corp. which at any time is valued (at lower or cost or market in accordance with GAAP) at less than $1,000,000 in the aggregate for all such Inventory, and for all such Persons, excluded by this clause (x) at such time and (y) Inventory that is in transit, (ii) within two (2) Business Days of the movement of Equipment to a location not set forth on the aforementioned schedules to the Perfection Certificate (or such other location as the Grantors have identified to the Collateral Agent pursuant to this clause (q)) except where the value of the Equipment at such location is less than $2,000,000 in the aggregate for all such Equipment or where the Equipment is located at a construction job in progress, and (iii) to the extent applicable with respect to any new location, such Grantor shall have complied with Section 4(g); provided that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States.

(r)            Post-Closing Collateral Matters. The Issuer and each applicable Grantor shall use commercially reasonable efforts to execute and deliver, in each case within a reasonable amount of time after the date hereof Mortgages, in substantially the form of Exhibit D hereto (with such changes as may be necessary for local law matters) and encumbering each of the properties listed on Schedule 7(a) to the Perfection Certificate as Real Property to be mortgaged, duly executed by the appropriate Grantors, together with:

(i)            evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered by the applicable Grantor that is the owner or holder of the fee or leasehold interest in the Mortgaged Premises, as applicable, and otherwise are in form suitable for filing or recording in all filing or recording offices reasonably necessary to create a valid and subsisting Lien on the Mortgaged Premises described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid together with such certifications, affidavits, questionnaires or returns as shall be required in connection with the execution, recording and filing of each Mortgage;

(ii)           with respect to those Mortgaged Premises located in New York and the Chambersburg Blacktop and Quarry, Lewisburg, Burkholder, Tyrone Forge and Roaring Spring Mortgaged Premises in Pennsylvania fully paid American Land Title Association Lender’s title insurance policies (the “Mortgage Policies”), together with customary endorsements available without an ALTA survey, in an amount equal to $120,000,000 in New York and $100,000,000 in Pennsylvania, at standard rates, by title insurers, insuring the Mortgages to be valid and subsisting Liens on the property described therein, free and clear of all defects, excepting only Permitted Liens (other than mechanics’ and material-men’s Liens) and providing for other customary affirmative insurance;

(iii)          if not previously delivered to the Collateral Agent in connection with the closing, evidence of the insurance required by the terms of the Mortgage;

(iv)          with respect to each Mortgaged Premises as to which the Mortgage is to be insured, such affidavits, certificates and instruments of indemnification as shall be required to induce the title company to issue the title insurance policies and endorsements contemplated above;

(v)           with respect to each Mortgaged Premises, copies of all Material Leases, as such term is defined in the Mortgages (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Mortgaged Premises, and with respect to such Material Leases, Mortgagor shall take such action as shall be reasonably necessary to ensure accuracy of Section 3.5(x) of the Mortgages;

(vi)          the opinions, addressed to the Collateral Agent and the Secured Parties, of local counsel in each of the jurisdictions where Mortgaged Premises is located, with respect to customary matters;

(vii)         evidence of the recording of the Mortgages;

(viii)         within thirty (30) days following the Closing Date (subject to any extension agreed to by the ABL Agent), to the Collateral Agent a legal description and property information sufficient to file an as-extracted collateral Uniform Commercial Code filing for each parcel of real property owned or leased by any Grantor that is not subject to a Mortgage, but upon which there is located an active quarry;

(ix)         with respect to the leased Mortgaged Premises located in Berks County, Pennsylvania, a landlord’s agreement in form and substance reasonably acceptable to the Collateral Agent, duly executed and delivered by the landlord under the Mortgaged Lease (as defined in the Mortgage relating to such Mortgaged Property) and the applicable Grantor, as tenant; and

(x)          with respect to the leased Mortgaged Premises located in Northumberland County, Pennsylvania, evidence in form and substance reasonably acceptable to the Collateral Agent that the lease thereto has been extended to a current date.

Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 4(r) have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Grantors to satisfy such post-closing requirements, other than to take receipt of the Officers’ Certificate described in the next sentence. Within 90 days of the date hereof, the Issuer shall deliver to the Collateral Agent and the Trustee an Officers’ Certificate (upon which the Trustee and Collateral Agent shall be fully protected in relying), certifying that (i) the deliverables indicated above in this Section 4(r) are substantially similar in form and substance to those delivered to the ABL Agent and (ii) the post-closing covenants set forth in Section 4(r) have been fully satisfied.

(s)           Other Assurances. Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or under the other Security Documents or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder or under the other Security Documents and with respect to any Collateral or Mortgaged Property or to otherwise carry out the purposes of this Agreement and the other Security Documents.

5.             Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person (in each case, which constitute Collateral), accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five days after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Annex D hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Sections 4(b) and (c) hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Grantor hereby agrees to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

6.             Voting Rights; Distributions; etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)           Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities and Intercompany Notes or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to result in a Material Adverse Change (as defined in the ABL Credit Agreement).

(ii)           Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all distributions received in respect of the Pledged Securities or Intercompany Notes, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such distributions consisting of rights or interests in the form of securities (other than Excluded Assets) shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five days after receipt thereof) delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(b)           So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such

Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6 and to receive the distributions which it is authorized to receive and retain pursuant to Section 6(a) hereof.

(c)           Upon the occurrence and during the continuance of any Event of Default:

(i)           All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)           All rights of each Grantor to receive distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such distributions.

(iii)          Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(c)(i) hereof and to receive all distributions which it may be entitled to receive under Section 6(c)(ii) hereof.

(d)           All distributions which are received by any Grantor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(e)           In the case of each Grantor which is an issuer of Pledged Securities or an Intercompany Note, in each case, that constitutes Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to such Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities that constitute Collateral in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

7.             REMEDIES UPON DEFAULT. Upon the occurrence and during the continuation of an Event of Default:

(a)           The Collateral Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Collateral Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Collateral Agent; (ii) the Collateral Agent shall have the right (but not the obligation) to notify any Account Debtors and any obligors under Instruments or Accounts to make payments directly to the Collateral Agent and to enforce the Grantors’ rights against such Account Debtors and obligors; (iii) the Collateral Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Collateral Agent deems to be commercially reasonable; (iv) the Collateral Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Collateral Agent or its designee; and (v) the Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or United States Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral. Each Grantor agrees that ten (10) Business Days’ notice of any sale referred to in clause (iii) above shall constitute sufficient notice. The Collateral Agent or any Secured Party may purchase Collateral at any such sale. The Grantors shall be liable to the Collateral Agent and the other Secured Parties for any deficiency amount.

(b)           The Collateral Agent may comply with any applicable Law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Issuer will only be credited with payments actually made by the purchaser. The Collateral Agent or any Secured Party may purchase Collateral at any such sale. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)           For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 7 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.             OBLIGATIONS ABSOLUTE.

(a)           Change of Circumstance. THE RIGHTS OF THE COLLATERAL AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM

THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY SECURED PARTY AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL SATISFACTION OF THE SECURED OBLIGATIONS (SUBJECT TO REINSTATEMENT THEREAFTER AS PROVIDED IN SECTION 15(A)). Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Indenture, any Notes or any other Notes Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise of or failure to exercise any right, remedy, power or privilege under or on respect of any such agreements or instruments, or any exercise of or failure to exercise any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Indenture, any Notes or any other Notes Document; any failure on the part of the Issuer or any other Person for any reason to perform or comply with any term of the Indenture, any Note or any other Notes Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Collateral Agent or any other Secured Party from any source that were lawfully used for some other purpose, but which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

(b)           No Duty To Marshal Assets. The Collateral Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

(c)           Waiver of Right of Subrogation, Etc. Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Collateral Agent hereunder until payment in full in cash of the Secured Obligations (and subject to reinstatement thereafter as provided in Section 15(a)).

(d)           Other Waivers. Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement. In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral. Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Notes Documents. The Collateral Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise. Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Collateral Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(e)           Each Grantor further waives to the fullest extent permitted by law any right it may have under the laws of the State of New York (or under the laws of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Collateral Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

(f)            EACH GRANTOR’S WAIVERS UNDER THIS SECTION 8 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

9.             NO IMPLIED WAIVERS. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege under this Agreement or the other Notes Documents and no course of dealing between the Grantor, on the one hand, and the Collateral Agent or the Secured Parties, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Notes Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Notes Documents are cumulative and not exclusive of any rights or remedies which the Collateral Agent or the Secured Parties would otherwise have. No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Collateral Agent or the Secured Parties to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

10.           STANDARD OF CARE.

(a)           In General. No act or omission of the Collateral Agent or any Secured Party (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Collateral Agent or such Secured Party (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Collateral Agent or such Secured Party (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. The

Collateral Agent and each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords to other collateral it holds, it being understood that neither the Collateral Agent nor any Secured Party has any duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and neither the Collateral Agent nor any Secured Party shall be liable for losses except to the extent such losses are a result of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as determined in a final, nonappealable judgment of a court of competent jurisdiction.

(b)           No Duty to Preserve Rights. Without limiting the generality of the foregoing, the Collateral Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

(c)           No Duty to Prepare for Sale. Without limiting the generality of the foregoing, the Collateral Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

(d)           Duties Relative to Contracts. Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any other Secured Party may be entitled at any time or times.

(e)           Reliance on Advice of Counsel. In taking any action under this Agreement or any other Notes Document, the Collateral Agent shall be entitled to rely upon the advice of counsel of Collateral Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

(f)            Appointment and Powers of Collateral Agent.

(i)            The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or Mortgaged Property or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral or Mortgaged Property, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Collateral Agent. Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Collateral or Mortgaged Property or any agreement or assign-

ment contained therein, for the validity of the title of the Grantors to the Collateral or Mortgaged Property, for insuring the Collateral or Mortgaged Property or for the payment of taxes, charges, assessments or Liens upon the Collateral or Mortgaged Property or otherwise as to the maintenance of the Collateral or Mortgaged Property.

(ii)           The Collateral Agent shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement, at the request, order or direction of any Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Collateral Agent reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities (including, without limitation, attorneys’ fees) which might be incurred therein or thereby, in accordance with the provisions of the Indenture.

(iii)          In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any duty for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any Real Property to be possessed, owned, operated or managed by any person (including the Collateral Agent), the Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall direct the Collateral Agent to appoint an appropriately qualified person (excluding the Collateral Agent) who such Holders shall designate to possess, own, operate or manage, as the case may be, such Real Property. In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to the Collateral Agent and the Trustee under the Indenture (including but not limited to the right to be indemnified under Section 7.7 thereof), and all such rights, protections and immunities are incorporated by reference herein, mutatis mutandis.

(g)           Delivery to Collateral Agent Generally. To the extent any information, agreement, certificate or other document to be delivered or provided to the Collateral Agent under this Agreement or the other Security Documents has to be satisfactory to the Collateral Agent, any information, agreement, certificates or other document substantially similar in form and substance to any corresponding information, agreement, certificate or other document delivered to the ABL Agent shall be deemed to be reasonably satisfactory to the Collateral Agent. The Collateral Agent shall not be required to make any request hereunder without the written instructions of the Secured Parties in accordance with the Indenture.

11.           ASSET SALE PROCEEDS ACCOUNT/APPLICATION OF PROCEEDS.

(a)           The Issuer shall establish in its name prior to any Asset Sale, and thereafter maintain at all times until the payment in cash in full of the Secured Obligations (subject to reinstatement thereafter as provided in Section 15(a)), the Asset Sale Proceeds Account, which shall be in the Control of the Collateral Agent for the benefit of the Secured Parties. Amounts on deposit in the Asset Sale Proceeds Account from time to time shall be released or applied by the Collateral Agent, acting at the direction of the Trustee, as provided in the Indenture.

(b)           Subject to the terms of the Intercreditor Agreement and Section 4.10 of the Indenture, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral or Mortgaged Property pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

(i)            first, to the payment of all reasonable and documented fees, costs and expenses incurred by the Collateral Agent and the Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement or the other Security Documents and such other amounts owing to the Collateral Agent in its capacity as such and to the Trustee in its capacity as such, in each case in accordance with the terms of the Indenture;

(ii)           second, to each Secured Party for application to the payment of all outstanding Notes and all other Secured Obligations that are then due and payable in such order as may be provided in the Indenture in an amount sufficient to pay in full in cash and discharge all outstanding Secured Obligations (subject to reinstatement thereafter as provided in Section 15(a)) that are then due and payable, ratably in accordance with the aggregate outstanding principal amount of the Secured Obligations held by the Holders of the Notes; and

(iii)          third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)           If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 11.

12.           MISCELLANEOUS.

(a)           Successors and Assigns. Except as otherwise provided in the Indenture, the Collateral Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice. No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Collateral Agent or as expressly provided in the Indenture. Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor jointly and severally (if applicable), together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof which condition shall not be deemed to be a waiver of any Default or Event of Default arising out of such assignment.

(b)           Benefit. The rights and privileges of Collateral Agent and Secured Parties under this Agreement shall inure to the benefit of their respective successors and assigns. All promises, covenants and agreements of each Grantor contained in this Agreement shall be binding upon the successors and assigns of such Grantor.

(c)           Joint and Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Collateral Agent hereunder.

(d)           Notices. All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Indenture and delivered at the addresses set forth on Schedule 1 hereto, or to such other address as any party hereto may have last specified by written notice to the other party or parties. In addition to the foregoing, the Collateral Agent shall have the benefits accorded to the Trustee in Section 11.2 of the Indenture.

(e)           Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(f)            Costs and Expenses. Without limiting any other cost reimbursement provisions in the Notes Documents, upon demand, the Grantors shall pay to the Collateral Agent the amount of any and all reasonable expenses incurred by the Collateral Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the preparation of this Agreement and the other Security Documents and all amendments, restatements, waivers and supplements hereto, (ii) the administration of this Agreement and the other Security Documents, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral or Mortgaged Property, (iv) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or under the other Security Documents or (v) the failure of any Grantor to perform or observe any of the provisions hereof or under the other Security Documents.

(g)           Indemnification by Grantors. Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, and taxes, (including, without limitation, any documentary stamp taxes, with interest and fines and penalties, and mortgage recording taxes, with interest, fees and penalties, but excluding taxes based on, measured by or determined by the income of the Trustee or the Collateral Agent), costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement, the other Security Documents or the Collateral or Mortgaged Property, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Notes Document.

(h)           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Notes Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail (in pdf form) shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)            Amendments and Waivers. The terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Collateral Agent. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture. The Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate stating that such amendment, modification, supplement or waiver is authorized or permitted by the Indenture, this Agreement and the Intercreditor Agreement, and that all conditions precedent to the execution thereof have been satisfied or waived. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(j)            Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

(k)           Indenture. Each Grantor that is not a party to the Indenture hereby acknowledges receipt from the Issuer of a correct and complete copy of the Indenture and consents to all of the provisions of the Indenture as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

13.           SPECIFIC PERFORMANCE. Each Grantor hereby authorizes the Collateral Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

14.           RELATIONSHIP WITH OTHER AGREEMENTS.

(a)           Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b)           To the extent that any of the terms hereof is inconsistent with any provision of the Indenture, the provisions of the Indenture shall control.

15.           TERMINATION; PARTIAL RELEASE.

(a)           Termination. At such time as all the Secured Obligations have been paid and performed in full or as otherwise provided in the Indenture, then the security provided for herein shall terminate, provided, however, that all (i) indemnities of the Issuer and each other Grantor contained in this Agreement or any other Notes Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement; and (ii) the security provided for herein shall be reinstated if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent upon the insolvency, bankruptcy or reorganization of the Issuer or any other Grantor or otherwise, all as though such payment had not been made.

(b)           Partial Release. The Liens securing the Secured Obligations will be released, in whole or in part, as provided in Section 12.3 of the Indenture.

(c)           Upon termination of this Agreement the Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, upon the written request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantors, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments acknowledging the termination hereof or the release of such Collateral, as the case may be.

16.           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. Section 11.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

17.           ABL FIRST LIEN COLLATERAL. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over ABL First Lien Collateral to the Collateral Agent shall be deemed satisfied by delivery of or granting control over such ABL First Lien Collateral to the ABL Agent as bailee for the Collateral Agent pursuant to the Intercreditor

Agreement. Prior to the Discharge of ABL Obligations, each Grantor agrees that, in the event any Grantor, pursuant to the ABL Collateral Documents (as defined in the Intercreditor Agreement), takes any action to grant or perfect a Lien in favor of the ABL Agent in any assets (other than ABL Exclusive Real Property (as defined in the Intercreditor Agreement)), such Grantor shall also take such action, subject to the cooperation of the Collateral Agent, to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of Collateral Agent to secure the Notes Obligations without request of the Collateral Agent. The parties hereto acknowledge and agree that pursuant to the ABL Credit Agreement, the Grantors may from time to time seek Landlord/Warehousemen Agreements. To the extent any such Landlord/Warehousemen Agreements is being sought in favor of the ABL Agent, the applicable Grantor shall, subject to the cooperation of the Collateral Agent, use commercially reasonable efforts to cause a substantially identical agreement to be executed in favor of the Collateral Agent; provided, however, that if the terms of any such Landlord/Warehousemen Agreements are not acceptable to the Collateral Agent, then the applicable Grantor shall not be required to obtain such Landlord/Warehousemen Agreements in favor of the Collateral Agent and the Grantor shall not be prevented from obtaining any such Landlord/Warehousemen Agreements in favor of the ABL Agent. For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a Security Document after using commercially reasonable efforts the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent, (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation) and the Company shall notify the holders of Notes. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is not consistent with its rights, privileges, protections and immunities set forth in this Indenture, Security Agreement or other Notes Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

GRANTORS:

NEW ENTERPRISE STONE & LIME CO., INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Chief Financial Officer and Secretary

ASTI TRANSPORTATION SYSTEMS, INC.
EII TRANSPORT INC.
GATEWAY TRADE CENTER, INC.
PRECISION SOLAR CONTROLS INC.
PROTECTION SERVICES INC.
SCI PRODUCTS INC.
WORK AREA PROTECTION CORP.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vive President on behalf of the foregoing

[Signature Page to Security Agreement]

Collateral Agent:

WELLS FARGO BANK. NATIONAL
ASSOCIATION, in its capacity as Collateral Agent

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

[Signature Page to Security Agreement]

Annex A

ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of March 15, 2012, made by

New Enterprise Stone & Lime Co., Inc.

And certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

Wells Fargo Bank, National Association, as Collateral Agent (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Collateral Agent referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 3 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Security Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Indenture hereby acknowledges receipt from the Issuer of a correct and complete copy of the Indenture and consents to all of the provisions of the Indenture as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Collateral Agent, and the Collateral Agent and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Collateral Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:

Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by                                        , a                                           (“Grantor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent for itself and the other Secured Parties as such term is defined in the Indenture referred to below (“Attorney”). This Power of Attorney is delivered in connection with and pursuant to a certain Indenture dated as of even date herewith among New Enterprise Stone and Lime Co., Inc., as issuer, and Wells Fargo Bank, National Association, as trustee and collateral agent (as the same may be amended, modified, restated and/or supplemented from time to time, the “Indenture”) and that certain Security Agreement delivered in connection therewith (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Indenture, the Security Agreement and any and all Mortgages, agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the “Security Documents”) and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

(a)           change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;

(b)           receive, endorse Grantor’s name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Secured Parties, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Indenture;

(c)           effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;

(d)           pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;

(e)           defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

(f)            file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property;

(g)           cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;

(h)           communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;

(i)            to the extent that Grantor’s authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature;

(j)            to transfer any Intellectual Property (including any domain names) or provide licenses respecting any Intellectual Property; and

(k)           execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Security Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral or Mortgaged Property and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as Grantor might do.

Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any Patents, Trademarks, Copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

[Signature Page Follows]

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this        day of                        , 20       .

By:
Name: Paul I. Detwiler, III
Title:

NOTARY PUBLIC CERTIFICATE

On this                day of                                      , 20               ,                                             [officer’s name] who is personally known to me appeared before me in his/her capacity as the                                           [title] of                                         [name of Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Wells Fargo Bank, National Association, as Collateral Agent, to which this Certificate is attached.

Notary Public

Annex C

ACKNOWLEDGMENT BY ISSUER OF UNCERTIFICATED SECURITIES

Security Agreement dated as of March 15, 2012, made by

New Enterprise Stone & Lime Co., Inc.

and certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

 Wells Fargo Bank, National Association, as Collateral Agent (the “Security Agreement”)

The undersigned hereby (i) acknowledges receipt of the Security Agreement, (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Pledged Securities (including all Capital Interests of the undersigned) without further consent by the applicable Grantor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Securities that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Pledged Securities thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement to be executed in the name and on behalf of the undersigned.

[Name of Issuer]

By:
Name:
Title:

Address:

Dated:

Annex D

FORM OF PLEDGE AMENDMENT FOR ADDITIONAL SECURITIES COLLATERAL

Security Agreement dated as of March 15, 2012, made by

New Enterprise Stone & Lime Co., Inc.

and certain of its subsidiaries party thereto from time to time, as Grantors to and in favor of

 Wells Fargo Bank, National Association, as Collateral Agent (the “Security Agreement”)

This Pledge Amendment, dated as of [ ], is delivered pursuant to Section 5 of the Security Agreement). The undersigned hereby agrees that this Pledge Agreement may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement to be executed in the name and on behalf of the undersigned.

[Name of Issuer]

By:
Name:
Title:

Address:

Dated:

SCHEDULE 1

NOTICE ADDRESSES

(a)           If to a Grantor, to it at 3912 Brumbaugh Road, P.O. Box 77, New Enterprise, PA 16664, Attention of Mr. Paul I. Detwiler, III (Telecopier No. 814-766-4402; Telephone No. 814-776-2211) with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, PA 19103, Attention of Cary S. Levinson, Esquire (Telecopier No. 215-981-4750; Telephone No. 215-981-4091).

(b)           If to the Collateral Agent, to it at MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attention of New Enterprise Stone & Lime Administrator.